UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 13, 2024

Odyssey Semiconductor Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	333-234741	84-1766761
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

9 Brown Road
Ithaca, NY 14850
(Address of Principal Executive Offices)

Registrant’s telephone number including area code: (607) 882-2754

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act: None.

Item 1.01. Entry into a Material Definitive Agreement

On February 13, 2024 and February 14, 2024, Odyssey Semiconductor Technologies, Inc. (the “Company”) issued a secured convertible promissory note in the amount of $190,000 and a secured convertible promissory note in the amount of $125,000 (the “Promissory Notes”), respectively, to the Nina and John Edmunds 1998 Family Trust dated January 27, 1998 (the “Edmunds Trust”), of which the Company’s Chairman, John Edmunds, is the trustee.

Each of the Promissory Notes bears interest at a rate of ten percent (10%) per annum, on a non-compounding basis, and is due and payable on the earlier of (i) the date upon which the Promissory Note is converted into equity securities of the Company, or (ii) June 30, 2025. All interest due shall be paid in shares of the Company’s common stock, which shall be valued at a price equal to the average of the last 20 trading days’ closing price of the Company’s common stock, commencing on the date immediately preceding the date of conversion for purposes of the interest computation. The Promissory Notes may be convertible anytime at the discretion of the holder into shares of common stock of the Company at a price equal to the average of the last 20 trading days’ closing price, or automatically converted upon (i) the closing of a public offering of the Company’s common stock with aggregate proceeds of at least $5 million or (ii) the listing of the Company’s Common Stock on a National Securities Exchange, as such term is defined under the Exchange Act, at a 20% discount to the per share public offering price.

The form of the Promissory Note dated February 13, 2024 is filed as Exhibit 10.01 and the form of the Promissory Note dated February 14, 2024 is filed as Exhibit 10.02 to this Current Report on Form 8-K. The descriptions above are qualified in their entirety by reference to the full text of the Promissory Notes.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The disclosure included under Item 1.01 above is incorporated by reference to this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities

The disclosure included under Item 1.01 above is incorporated by reference to this Item 3.02. The issuances of the Promissory Notes are intended to be in reliance upon the exemption from registration provided for under Section 4(a)(2) of the Securities Act of 1933, as amended and Rule 506(b) of Regulation D promulgated thereunder.

This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

Exhibit No.	Description

10.01	Form of Secured Convertible Promissory Note dated February 13, 2024
10.02	Form of Secured Convertible Promissory Note dated February 14, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Odyssey Semiconductor Technologies, Inc.

February 20, 2024	By:	/s/ Richard Brown
	Name:	Richard Brown
	Title:	Chief Executive Officer